Exhibit 99.2


                     CERTIFICATION PURSUANT TO
                     -------------------------
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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In connection with the Quarterly Report of AnnTaylor, Inc. (the
"Company") on Form 10-Q for the period ended May 3, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, James M. Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)   The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  June 13, 2003               /s/James M. Smith
      ----------------------       -----------------------
                                      James M. Smith
                                      Chief Financial Officer




A signed original of this written statement required by Section
906 has been provided to AnnTaylor, Inc. and will be retained by AnnTaylor, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.